UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

Commission File Number	Exact Name of Registrant as Specified in Charter, State or Other Jurisdiction of Incorporation, Address of Principal Executive Offices, Zip Code and Registrant's telephone number, including area code	IRS Employer Identification No.

001-09120	PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (A New Jersey Corporation) 80 Park Plaza, P.O. Box 1171 Newark, New Jersey 07101-1171 973 430-7000	22-2625848

001-00973	PUBLIC SERVICE ELECTRIC AND GAS COMPANY (A New Jersey Corporation) 80 Park Plaza, P.O. Box 570 Newark, New Jersey 07101-0570 973 430-7000	22-1212800

000-49614	PSEG POWER LLC (A Delaware Limited Liability Company) 80 Park Plaza--T25 Newark, New Jersey 07102-4194 973 430-7000	22-3663480

000-32503	PSEG ENERGY HOLDINGS LLC (A New Jersey Limited Liability Company) 80 Park Plaza--T20 Newark, New Jersey 07102-4194 973 456-3581	42-1544079

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On December 20, 2004, Public Service Enterprise Group Incorporated (“PSEG”) and Exelon Corporation (“Exelon”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Concurrently therewith, PSEG Nuclear LLC entered into an Operating Services Contract with Exelon Generation Company, LLC relating to the provision of operating services by Exelon Generation Company, LLC in respect of PSEG’s Salem and Hope Creek nuclear generating stations. In addition, concurrently therewith, PSEG (1) entered into a second amendment to its employment agreement with E. James Ferland, the current Chairman and Chief Executive Officer of PSEG, (2) adopted the Key Executive Severance Plan of PSEG (the “Severance Plan”) and (3) adopted the Retention Program for Key Employees of PSEG (the “Retention Program”).

        Merger Agreement

        The Merger Agreement provides for a business combination whereby PSEG will be merged with and into Exelon, with Exelon surviving (the “Merger”). At the effective time of and as a result of the Merger, (i) each share of PSEG common stock (other than shares owned by Exelon or PSEG) will be converted into the right to receive 1.225 shares of Exelon common stock (the “Exchange Ratio”) and (ii) each share of Exelon common stock will remain outstanding. All outstanding PSEG stock options will be converted into options to purchase the number of shares of Exelon common stock determined by multiplying (a) the number of shares of PSEG common stock subject to such stock option immediately prior to the effective time by (b) the Exchange Ratio, at an exercise price per share of Exelon common stock equal to the exercise price per share of PSEG common stock under such stock option immediately prior to the effective time divided by the Exchange Ratio.

        Following the effective time of the Merger, the surviving corporation will have an eighteen-member board of directors, which will include six members nominated by PSEG and twelve members nominated by Exelon. E. James Ferland, the current Chairman, President and Chief Executive Officer of PSEG, will become the non-executive Chairman of the Board of the surviving corporation. John W. Rowe, the current Chairman, President and Chief Executive Officer of Exelon, will become the President and Chief Executive Officer of the surviving corporation.

        PSEG and Exelon have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) by PSEG not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning alternative business combination transactions, (ii) by PSEG and Exelon to cause stockholder meetings to be held to consider approval of the Merger and related transactions, (iii) subject to PSEG’s right to terminate the Merger Agreement to accept a superior proposal (as described in the Merger Agreement), for the board of directors of PSEG to recommend adoption and approval by PSEG’s stockholders of the Merger Agreement and related transactions and (iv) subject to certain exceptions, for the board of directors of Exelon to recommend approval by Exelon’s stockholders of the issuance of shares of Exelon contemplated by the Merger Agreement.

        Consummation of the Merger is subject to various customary conditions, including the requisite approval by the stockholders of PSEG and Exelon, respectively, no legal impediment to the Merger, the receipt of required regulatory approvals, the absence of a material adverse effect on PSEG, Exelon or, prospectively, the surviving corporation and the absence of certain specified burdensome actions as a condition to the regulatory approvals for the Merger. The Merger Agreement contains certain termination rights for both PSEG and Exelon, and further provides that, upon termination of the Merger Agreement under specified circumstances, (i) Exelon may be required to pay PSEG a termination fee of $400 million plus PSEG’s transaction expenses up to $40 million and (ii) PSEG may be required to pay Exelon a termination fee of $400 million plus Exelon’s transaction expenses up to $40 million.

        Subsidiaries of PSEG and Exelon share ownership interests in certain nuclear facilities. Each of the Salem Nuclear Generating Station, Units 1 and 2 is owned 57.41% by PSEG Nuclear LLC and 42.59% by Exelon Generation Company, LLC. Each of the Peach Bottom Atomic Power Station, Units 2 and 3 is owned 50% by PSEG Nuclear LLC and 50% by Exelon Generation Company, LLC. PSEG Nuclear LLC is the operator of the Salem Nuclear Generating Station, Units 1 and 2, and Exelon Generation Company, LLC is the operator of the Peach Bottom Atomic Power Station, Units 2 and 3.

        A copy of the Merger Agreement is included herein as Exhibit 2.1, and a copy of the joint press release of PSEG and Exelon dated December 20, 2004 announcing the execution of the Merger Agreement (the “Press Release”) is included herein as Exhibit 99.1. Each of the Merger Agreement and the Press Release is incorporated herein by reference. The foregoing description of the Merger Agreement and the description of the Merger Agreement in the Press Release is qualified in its entirety by reference to the full text of the Merger Agreement.

        Nuclear Operating Services Contract

        The Operating Services Contract provides that, commencing on January 17, 2005, Exelon Generation Company, LLC will provide a chief nuclear officer and other key personnel to oversee daily plant operations at the Hope Creek and Salem nuclear generating stations and to implement the Exelon Nuclear Management Model, which defines practices that Exelon has used to manage its own nuclear performance improvement program. PSEG Nuclear LLC will continue as the license holder with exclusive legal authority to operate and maintain the plants, will retain responsibility for management oversight and will have full authority with respect to the marketing of its share of the output from the facilities. Exelon Generation Company, LLC will be entitled to receive reimbursement of its costs in discharging its obligations, an annual operating services fee and incentive fees based on attainment of goals relating to safety, capacity factors of the plants and operation and maintenance expenses. The Operating Services Contract has a term of two years, subject to earlier termination in certain events upon prior notice, including any termination of the Merger Agreement. In the event of termination, Exelon Generation Company, LLC will continue to provide services under the Operating Services Contract for a transition period of at least 180 days and up to two years at the election of PSEG Nuclear LLC. This period may be further extended by PSEG Nuclear LLC for up to an additional 12 months if PSEG Nuclear LLC determines that additional time is necessary to complete required activities during the transition period.

        A copy of the Operating Services Contract is included herein as Exhibit 99.2. The Operating Services Contract is incorporated herein by reference. The foregoing description of the Operating Services Contract is qualified in its entirety by reference to the full text of the Operating Services Contract.

        Second Amendment to Employment Agreement

        On December 20, 2004, PSEG and E. James Ferland, the current Chairman and Chief Executive Officer of PSEG, entered into a Second Amendment (the “Second Amendment”) to Mr. Ferland’s Employment Agreement dated June 16, 1998, as amended as of November 20, 2001 (the “Original Employment Agreement”). The Second Amendment provides that, as of the consummation of the Merger, Mr. Ferland will serve solely as Exelon’s Chairman. Mr. Ferland will not have any executive duties after the effective time of the Merger. Mr. Ferland’s term of employment continues through March 31, 2007, at which time he has agreed to retire. During the term of employment, Mr. Ferland’s annual salary, target annual incentive bonus and target long-term incentive bonus will be set by the Board of Directors of Exelon, but will not be less than the amounts paid to him or the targets set for him immediately prior to the effective time of the Merger. Mr. Ferland waives his right to resign his employment for “good reason” as a result of the Merger because: (1) of the changes to his title, authority, duties, responsibilities and reporting lines; (2) he is not appointed to the position of Chief Executive Officer of Exelon; or (3) another individual is appointed to the position of Chief Executive Officer of Exelon. Further, Mr. Ferland acknowledges that the changes in his title, authority, duties, responsibilities and reporting lines do not constitute a termination of his employment without “cause”. Otherwise, the provisions of Mr. Ferland’s Original Employment Agreement, as amended, providing for severance payments on the termination of his employment without “cause” or on the resignation of his employment for “good reason”, remain in effect.

        When Mr. Ferland retires at the end of his term of employment on March 31, 2007, he will be fully vested in any outstanding shares of restricted stock and any other equity awards he received as a long-term incentive bonus, and he will be paid any previously deferred compensation. He will not receive any special severance payments on retirement.

        The Second Amendment only becomes effective if the Merger becomes effective.

        A copy of the Second Amendment is included herein as Exhibit 10.1 and is incorporated herein by reference. A copy of the Original Employment Agreement is incorporated by reference to PSEG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, File No. 001-09120, filed as Exhibit 10 on August 14, 1998, and PSEG’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 001-09120, filed as Exhibit 10a(10) on March 1, 2002. The foregoing description of the Original Employment Agreement and the Second Amendment is qualified in its entirety by reference to the full text of the Original Employment Agreement and the Second Amendment.

        Severance Plan

        The Severance Plan provides change in control severance benefits to certain elected officers of PSEG whose employment is terminated without “cause” or who resign their employment for “good reason” within two years after a change in control, which would include the consummation of the Merger. The officers who are eligible to participant in the Severance Plan were selected by PSEG’s Organization and Compensation Committee (the “Committee”) on December 19, 2004 and were designated as either Schedule A or Schedule B participants, in accordance with the Severance Plan. The Schedule A participants include 29 Vice Presidents of PSEG who are not parties to individual employment or change in control agreements. There is one Schedule B participant, R. Edwin Selover, who is a direct report to the Chief Executive Officer of PSEG and who also is not a party to an individual employment or change in control agreement. Eligibility of Schedule A and Schedule B participants to participate in the Severance Plan is conditioned on the participants’ execution within 30 days after being selected as a participant of a written agreement to be bound by the terms of the Confidentiality, Non-Compete and Non-Solicitation covenants described in Article VI of the Severance Plan.

        The Severance Plan provides that, if a Schedule A participant is terminated without “cause” or resigns his or her employment for “good reason” within two years after a change in control, the Schedule A participant will receive (1) a pro rata bonus based on the participant’s target annual incentive compensation, (2) two times the sum of the participant’s salary and target incentive bonus, (3) accelerated vesting of equity-based awards, (4) a lump sum payment equal to the actuarial equivalent of the participant’s benefits under all of PSEG’s retirement plans in which the participant participates calculated as though the participant remained employed for two years beyond the date his or her employment terminates less the actuarial equivalent of such benefits on the date his or her employment terminates, (5) two years continued welfare benefits (the first 18 months of which will be provided through PSEG-paid COBRA continuation coverage), (6) one year of PSEG-paid outplacement services and (7) vesting of any compensation previously deferred.

        Severance benefits payable to the Schedule B participant under the Severance Plan are the same as for the Schedule A participants, except that the applicable multiplier for salary and target incentive bonus, retirement plan accruals and continuation of welfare benefits is three years instead of two.

        “Cause” is defined in the Severance Plan as a participant’s: (1) willful and continued failure to substantially perform his or her duties; (2) willful engagement in gross misconduct that materially injures PSEG; (3) willful violation of PSEG’s Standards of Integrity or other applicable corporate code of conduct; or (4) felony conviction. “Good reason” is defined with respect to a participant as: (1) a reduction in the participant’s salary or target incentive bonuses, other than reductions pursuant to a broad-based compensation reduction program affecting similarly situated PSEG employees; (2) an adverse change in the participant’s titles, authority, duties, responsibilities or reporting lines; (3) PSEG’s failure to have a successor assume the Severance Plan; or (4) any other material breach by PSEG of the terms of Severance Plan that is not promptly remedied after receipt of notice from the participant.

        No severance benefits are payable to a participant under the Severance Plan unless the participant executes, within 45 days after the participant’s termination date, a general release of all employment-related claims against PSEG and its affiliates. Severance benefits payable under the Severance Plan to a Schedule A participant will be capped at an amount that would not cause PSEG to lose its deduction under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or subject the participant to an excise tax under Section 4999 of the Code. Severance benefits payable to the Schedule B participant are not similarly capped and, in the event any payments to the Schedule B participant are subject to the excise tax under Section 4999 of the Code, the Schedule B participant will be entitled to an additional gross-up payment so that the participant remains in the same after-tax position he would have been in had the excise tax not been imposed.

        A copy of the Severance Plan is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan.

        Retention Program

        The Retention Program, effective as of December 20, 2004, provides for payments to be made to certain officers and key employees of PSEG who remain employed from the date of execution of the Merger Agreement through the date that is 90 days after the consummation of the Merger. The Committee will select any officers and has authorized the Committee or the chief executive officer of PSEG to select other key employees that may receive retention payments under the Retention Program. The Committee, in the case of any officers, and the Committee or the chief executive officer of PSEG, in the case of non-officers, will determine the amount of each participant’s retention payment. The amount of a participant’s retention payment may not be less than 40% or more than 150% of the participant’s annual base salary. Retention payments under the Retention Program may not exceed $10 million in the aggregate.

        PSEG will pay the first installment, equal to half of a participant’s total retention payment, within 60 days after the first anniversary of the date of execution of the Merger Agreement. PSEG will pay the participant’s remaining retention payment on the business day following the date that is 90 days after the consummation of the Merger. No participant whose employment terminates for any reason other than involuntary termination without “cause” will receive any subsequent installment of the retention payment. A participant whose employment is terminated without “cause” on or prior to the consummation of the Merger will be treated as if he or she remained employed through the date that is 90 days after the consummation of the Merger for all purposes under the Retention Program.

        “Cause” is defined in the Retention Program as a participant’s: (1) willful and continued failure to substantially perform his or her duties; (2) willful engagement in gross misconduct that materially injures PSEG; (3) willful violation of PSEG’s Standards of Integrity or other applicable corporate code of conduct; or (4) felony conviction.

        If the Merger Agreement is terminated for any reason, the Retention Program will immediately terminate and all remaining payments authorized under the Retention Program will immediately be cancelled.

        A copy of the Retention Program is included herein as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Retention Program is qualified in its entirety by reference to the full text of the Retention Program.

        General

        The combined Form 8-K is being filed separately by PSEG, Public Service Electric and Gas Company, PSEG Power LLC and PSEG Energy Holdings LLC (“registrants”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

                2.1   Agreement and Plan of Merger dated as of December 20, 2004 between Exelon Corporation and Public Service Enterprise Group Incorporated.

                10.1   Second Amendment to Employment Agreement dated December 20, 2004 between E. James Ferland and Public Service Enterprise Group Incorporated.

                10.2   Key Executive Severance Plan of Public Service Enterprise Group Incorporated effective December 20, 2004.

                10.3   Retention Program for Key Employees of Public Service Enterprise Group Incorporated.

                99.1   Joint Press Release of Exelon Corporation and Public Service Enterprise Group Incorporated dated December 20, 2004.

                99.2   Operating Services Contract between PSEG Nuclear LLC and Exelon Generation Company, LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (Registrant)

By: /s/ Patricia A. Rado Name: Patricia A. Rado Title: Vice President and Controller

PUBLIC SERVICE ELECTRIC AND GAS COMPANY (Registrant)

By: /s/ Patricia A. Rado Name: Patricia A. Rado Title: Vice President and Controller

PSEG POWER LLC (Registrant)

By: /s/ Patricia A. Rado Name: Patricia A. Rado Title: Vice President and Controller

PSEG ENERGY HOLDINGS LLC (Registrant)

By: /s/ Patricia A. Rado Name: Patricia A. Rado Title: Vice President and Controller

Dated: December 21, 2004

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of December 20, 2004 between Exelon Corporation and Public Service Enterprise Group Incorporated.

10.1	Second Amendment to Employment Agreement dated December 20, 2004 between E. James Ferland and Public Service Enterprise Group Incorporated.

10.2	Key Executive Severance Plan of Public Service Enterprise Group Incorporated effective December 20, 2004.

10.3	Retention Program for Key Employees of Public Service Enterprise Group Incorporated.

99.1	Joint Press Release of Exelon Corporation and Public Service Enterprise Group Incorporated dated December 20, 2004.

99.2	Operating Services Contract between PSEG Nuclear LLC and Exelon Generation Company, LLC.